UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 17, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

708 3rd Avenue, 6th Floor
New York, New York 10017
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including area code: (212)227-2242

With a Copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
T: (516)833-5034
F: (516)977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation.
Item 3.02	Unregistered Sales of Equity Securities.

On March 17, 2011 and March 22, 2011, Global Investor Services Inc. (the “Company”) entered into Investment Agreements (the “Agreements”) with several accredited investors (the “Investors”) whereby the Investors provided the Company with an aggregate of $100,000 on March 17, 2011 and $65,000 on March 22, 2011 (the “Funding”) to be used for marketing purposes.

Under the Agreements, the Company is required to make payments to the Investors equal to a percentage of net revenue that varies between 20% to 50% of the Company’s net revenue generated from its marketing program commencing on the 61st day following closing continuing every 30 days through the 26 month following the closing.

In the event that the Company has not made payments equal to 50% of the Funding as of the 91st day after the Closing (the “Shortfall”) and each subsequent closing, then the Investor, at its sole option, may convert the Shortfall into shares of common stock of the Company by dividing the Shortfall by the Conversion Price (the “Conversion Option”). The Conversion Price shall be determined by multiplying .50 by the closing bid price as reported by a reliable reporting service on the 91st day following the Closing and each subsequent closing.  The Conversion Option shall expire upon the earlier of the Company paying the Shortfall in full or the 301st day following the Closing and each subsequent closing.

In the event that the Company has not made payments equal to 100% of the Funding as of the 181st day after the Closing (the “Second Shortfall”) and each subsequent closing, then the Investor, at its sole option, may convert the Second Shortfall into shares of common stock of the Company by dividing the Second Shortfall by the Conversion Price (the “Second Conversion Option”). The Conversion Price shall be determined by multiplying .50 by the closing bid price as reported by a reliable reporting service on the 181st day following the Closing and each subsequent closing.  The Second Conversion Option shall expire upon the earlier of the Company paying the Second Shortfall in full or the 301st day following the Closing and each subsequent closing.

The investment was offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

In addition, the Company compensated HFP Capital Markets LLC for assisting in the sale of the investment by paying it commissions in the amount of $16,500.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Exhibits

4.1	Form of Investment Agreement (1)
(1)  Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Chief Financial Officer and Director

Date:	March 23, 2011
New York, New York